Exhibit 10.19

Project Cooperation Agreement

Party A: China Liberal (Beijing) Education Technology Co., Ltd.

Address: Room 602, Tower A, Phase III, Dongyi International Media Industrial Park, Chaoyang District, Beijing Municipality

Representative: Li Fei

Tel: 13301388087, 010-85789609

Email: Jeffery.lee@chianliberal.com

Party B: Bridge School S.R.I

Address: via Anfossi, 32 – 20135 Milano

Representative: Sun Weixing

Tel: 18610095702

Email: starsun1970@hotmail.com

Special Contract Seal of China Liberal (Beijing) Education Technology Co., Ltd. (Seal)

Party A and Party B jointly conduct Italian foundation recruitment and teaching and handle the admission procedures of national art colleges and universities according to Contract Law of the People’s Republic of China and relevant laws and regulations, and through friendly negotiation, and based on the principles of voluntariness, equality and mutual benefits. In order to ensure the smoothness of cooperation and protect the legitimate rights and interests of the Parties, the Parties have entered into and shall jointly comply with the following terms and conditions.

I. Party A’s Rights and Obligations

1. Party A shall be responsible to enroll students and arrange students to learn Italian language course and corresponding art specialized course in China.

2. Party A shall sign agreements with students in its own name.

3. Party A guarantees that the students enrolled by it shall conform to the basic requirements of Italian overseas study, and guarantee the accuracy and strictness of information.

4. Party A shall be liable for any dispute, controversy, tort, breach, etc with students due to Party A’s cause, and shall assume the losses arising therefrom.

5. Party A shall provide the relevant materials of the students who have enrolled and paid to Party B, so as to ensure the smoothness of cooperation.

6. Party A has the right to supervise and manage the teaching of Party B, and puts forward modification opinions, and Party B shall make rectification.

II. Party B’s Rights and Obligations

1. Party B shall provide teaching place and good quality language and specialized course teachers to the students as transmitted by Party A, and guarantee the quality of teaching, and regularly communicate with Party A about the learning situation of students.

2. The Parties determine through negotiation that if Party A enrolls 30 or more students, Party B shall dispatch no less than 3 teachers to assist Party A in teaching courses free of charge.

3. Party B shall provide the following overseas services for the students sent by Party A: picking up at the airport, providing lodging, handling residence permit, opening an account in bank, insurance.

4. Party B shall faithfully notify students of the tuition quotation, etc. Party B shall guarantee the accuracy of publicity information and the strictness of service undertakings, and may not deceive or cheat students in any form of false publicity.

5. Party B shall safeguard the safety of students during the learning and living at school, and shall provide corresponding support and help.

6. Party B shall actively cooperate with the publicity activity of Party A on Chinese market, and dispatch corresponding professors to assist marketing work in China. Party A shall assume the relevant expenses of such professors and experts, such as travelling costs.

III. Profit Sharing

1. Party A transmits students to Party B to receive the training of language and specialized courses (the tuition of language course is EURO 5,200, and that of specialized course is EURO 2,300), and accept the lodging arrangement and overseas service as provided by Party B.

2. Party B shall pay commission to Party A as follows:

Number of Students	Commission Ratio of Language Course	Commission Ratio of Specialized Course	Remarks
20 or more	30%	20%	Exempting students from overseas service fee
30 or more	40%	20%
40 or more	45%	20%
50 or more	50%	20%

3. Each party hereto shall appoint a liaison to communicate the situation of students at any time, and shall check the number of students by the end of December 2018; Party B shall remit commission to Party A’s designated account within 15 working days after having checked the number of students.

IV. Confidentiality

The Parties shall keep the contents of this Agreement confidential. Whether within the period of validity of this Agreement or after the termination of this Agreement, neither party may disclose the trade secrets of the other party, nor use such secrets for any purpose other than this Agreement; otherwise the faulty party shall assume the liability for compensation. Without the written consent of the other party, either party may not disclose the contents of this Agreement to any third party.

V. Miscellaneous

1. The cooperation period of the Parties shall be from December 1, 2017 to July 31, 2019.

2. In case of any modification of this Agreement, the Parties may otherwise sign a supplementary agreement. In case any discrepancy between such supplementary agreement and this Agreement, the former shall prevail.

3. Any dispute arising from the interpretation or performance of this Agreement shall be settled through negotiation; in case negotiation fails, such dispute shall be submitted to Beijing Arbitration Commission for arbitration.

4. This Agreement is made in two originals of the same legal force, one for each party hereto.

5. This Agreement shall become effective upon being signed by the Parties.

Party A: China Liberal (Beijing) Education Technology Co., Ltd.	Party B: Bridge School S.R.I

Representative’s Signature:	Representative’s Signature: Sun Weixing (Signature)

Date:	Date: November 28, 2017

Special Contract Seal of Huaxia Boya (Beijing) Education Technology Co., Ltd. (Seal)

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